UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  December 22, 2014

Columbia Property Trust, Inc. (Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2014, the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (the “Company”) appointed Michael S. Robb and Glenn J. Rufrano to serve as independent directors of the Company, effective January 1, 2015. The Board has not yet appointed either director to a committee of the Board.

Michael S. Robb, age 67, is a 40-year veteran of the commercial real estate industry, with the majority of his career spent in executive leadership roles. Mr. Robb retired in 2012 as Executive Vice President of the Real Estate Division of Pacific Life Insurance Company, a division he led for 27 of his total 37 years with the company. Mr. Robb currently serves as a board member of Morguard Corporation, a Canadian public real estate company. He also is an Executive Director for The Center for Real Estate at The Paul Merage School of Business at the University of California, Irvine, and on the Policy Advisory Board at the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley.

Glenn J. Rufrano, age 64, is a 30-year veteran of the commercial real estate industry. Mr. Rufrano has been Chairman, Chief Executive Officer, and partner of O’Connor Capital Partners, a privately-owned real estate investment, development, and management firm, since November 2013, and a board member for the firm since 2010. From March 2010 to June 2013, Mr. Rufrano served as President, Chief Executive Officer, and a director of Cushman & Wakefield, Inc., a privately-held commercial property and real estate services company, and earlier served as CEO of both Australia-based Centro Properties Group and the predecessor company to publicly-listed retail REIT Excel Trust. Mr. Rufrano has been a member of the Board of Directors of Ventas, a leading publicly-listed healthcare REIT, since 2010, and is a past director for Trizec Properties, Inc., a former publicly-listed office REIT later acquired by Brookfield Office Properties. In addition, he serves on the advisory boards of New York University’s Real Estate Institute and The City of New York University’s Baruch College.

The compensation for their service as non-employee directors will be consistent with that of the Company’s other non-employee directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Robb, Mr. Rufrano, or any other person pursuant to which they were appointed as directors. Neither Mr. Robb nor Mr. Rufrano is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: December 22, 2014	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer